                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 HCC INSURANCE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                          FRANK J. BRAMANTI
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): No fee required.

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), OR 14A-6(i)(3).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          HCC INSURANCE HOLDINGS, INC.

                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD MAY 22, 1997 AT 9:30 A.M.

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HCC Insurance Holdings, Inc. (the "Company") will be held on Thursday, May 22, 1997 at 9:30 a.m. Houston time, at the offices of the Company, 13403 Northwest Freeway, Houston, Texas, 77040 for the following purposes:

     1. To elect nine (9) Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify;

     2. To consider and vote upon a proposal to approve the 1997 Flexible Incentive Plan (the "Flexible Plan") which will authorize the possible issuance of 2,000,000 shares of Common Stock to certain employees;

     3. To ratify the appointment by the Company's Board of Directors of Coopers & Lybrand L.L.P. independent auditors, to audit the accounts of the Company and its subsidiaries for 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 24, 1997, as the record date for determining those Shareholders who are entitled to notice of, and to vote at, the meeting. A list of such Shareholders will be open to examination by any Shareholder at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at 13403 Northwest Freeway, Houston, Texas. A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996 is enclosed.

                                           By Order of the Board of Directors,

                                                    FRANK J. BRAMANTI
                                                        SECRETARY

Houston, Texas
April 30, 1997

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                          HCC INSURANCE HOLDINGS, INC.
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1997
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    This Proxy Statement is first being mailed on or about April 30, 1997 to Shareholders of HCC Insurance Holdings, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 22, 1997, at 9:30 a.m. Houston time, at the offices of the Company, 13403 Northwest Freeway, Houston, Texas 77040, or any adjournment thereof (the "Meeting"). The Shareholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

    The cost of soliciting proxies will be borne by the Company. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares for the Company's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

    Only Shareholders of record on April 24, 1997 (the "Record Date") will be entitled to vote at the Meeting, and each share will have one vote. At the close of business on the Record Date, there were 36,169,185 shares of Common Stock of the Company outstanding and entitled to vote at the Meeting.

    An affirmative vote of a majority of shares present and voting at the Meeting is required for approval of all items being submitted to Shareholders for their consideration, other than the election of Directors, which is determined by a plurality of the votes cast if a quorum is present and voting. A majority of the outstanding shares of Common Stock, represented in person or by proxy will constitute a quorum at the Meeting.

    Abstentions and broker non-votes, are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. A proxy submitted by a Shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such Shareholder with respect to a particular matter. This may occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "Non-Voted Shares") will be treated as shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter will not be considered Non-Voted Shares. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of Directors a plurality, of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote on such matter. Accordingly, Non-Voted Shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of Directors. Insofar as the adoption of the amendments to the Flexible Plan and the ratification of the Company's auditors require a majority of all votes cast on each issue, ABSTENTIONS will have the same effect as a vote AGAINST the matter.

        STOCK OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (b) each Executive Officer of the Company named in the Summary Compensation Table, (c) each director and nominee for director, and (d) all directors, nominees and executive officers of the Company as a group.

                                                                                AMOUNT AND NATURE      PERCENT OF
                                                                                  OF BENEFICIAL       COMMON STOCK
NAME                                                                             OWNERSHIP(1)(2)       OUTSTANDING
------------------------------------------------------------------------------  ------------------  -----------------
Stephen L. Way ...............................................................       3,917,079              10.8%
  13403 Northwest Freeway
  Houston, Texas 77040-6094

Stephen J. Lockwood ..........................................................       3,993,790(3)           11.0%
  401 Edgewater Place Suite 400
  Wakefield, Massachusetts 01880

Putnam Investments, Inc. .....................................................       3,436,651(4)            9.5%
  One Post Office Square
  Boston, MA 02109

Pilgrim Baxter & Associates, Inc. ............................................       2,624,900(5)            7.3%
  11255 Drummers Lane
  Suite 300
  Wayne, PA 19087

Wasef S. Jabsheh..............................................................       1,492,321               4.1%

Walter L. Suydam..............................................................       1,250,000               3.5%

Frank J. Bramanti.............................................................         370,376(6)            1.0%

Peter B. Smith................................................................         290,425              *

Walter J. Lack................................................................         147,500              *

Hugh T. Wilson................................................................          85,000              *

Allan W. Fulkerson............................................................          67,500(7)           *

John L. Kavanaugh.............................................................          53,750              *

J. Robert Dickerson...........................................................          32,500              *

Edwin H. Frank, III...........................................................          25,000(8)           *

James M. Berry................................................................          21,250              *

Patrick B. Collins............................................................          12,500              *

All directors, nominees and executive officers as a group (16 persons)........      11,804,275              32.1%

------------------------

*   Less than 1%.

(1) Directors and officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(2) Includes shares which directors and executive officers have the right to acquire upon the exercise of options within 60 days from the Record Date, including the following: Stephen L. Way--131,767 shares; Stephen J. Lockwood--5,000 shares; Wasef S. Jabsheh--20,834 shares; Frank J. Bramanti-- 139,082 shares; Peter B. Smith--214,625 shares; Mark A. Buechler--26,501 shares; Hugh T. Wilson, John L. Kavanaugh, J. Robert Dickerson, Edwin H. Frank, III, and James M. Berry--10,000 shares each; Patrick B. Collins--7,500 shares; all directors, nominees and executive officers as a group-- 595,309 shares.

(3) Includes 93,200 owned of record by The Lockwood Family Limited Partnership, a partnership of which Mr. Lockwood is the general partner.

(4) Putnam Investments, Inc., a wholly owned subsidiary of Marsh & McLennan Companies, Inc., is a holding company which wholly owns two registered investment advisers. Both subsidiaries have dispositive power over the shares of the Company's Common Stock, with shared voting power over 532,578 shares of the Company's Common Stock. Putnam Investments, Inc. disclaims beneficial ownership of these shares. The foregoing information was obtained from a Schedule 13G dated January 27, 1997, filed with the SEC by Putnam Investments, Inc.

(5) Pilgrim Baxter & Associates, Ltd. reported that it is an investment advisor with sole dispositive power over 2,624,900 shares of the Company's Common Stock with shared voting power over such shares. The foregoing information was obtained from a Schedule 13G dated February 14, 1997, filed with the SEC by Pilgrim Baxter & Associates, Inc.

(6) Includes 2,250 shares owned by Mr. Bramanti's wife in trust for his children and 750 shares owned by his children. Mr. Bramanti disclaims beneficial ownership of these shares.

(7) Mr. Fulkerson is a director, shareholder and President of Century Capital Management, Inc., which exercises both voting and investment power with respect to 67,500 shares owned of record by Century Capital Partners, L.P. Although Mr. Fulkerson may be deemed to beneficially own the 67,500 shares owned of record by Century Capital Partners, L.P., he disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(8) Includes 11,250 shares owned by a company in which Mr. Frank owns a 43% interest.

                       PROPOSAL I--ELECTION OF DIRECTORS

    The Board of Directors has set the number of Directors to be elected at the Meeting at nine (9), each Director to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified. It is intended that the votes represented by the proxies will be cast for the election as Directors of the persons listed below. A plurality of shares present at the Meeting cast in favor of a nominee is required for the election of each of the nominees listed below. Each of the nominees, except for Mr. Fulkerson, is currently a Director of the Company.

    The following table presents information concerning persons nominated for election as Directors of the Company, including current membership on committees of the Board of Directors, principal occupation or affiliations during the last five years and certain directorships held.

    Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for a substitute nominee.

    Mr. John L. Kavanaugh, who is currently serving as a Director, is not standing for re-election but is expected to be appointed an Advisory Director immediately after the Meeting.

INFORMATION REGARDING NOMINEES FOR DIRECTORS

                                                                                                                 SERVED AS
                                                         PRINCIPAL OCCUPATION                                    DIRECTOR
NAME                                                  DURING THE PAST FIVE YEARS                       AGE         SINCE
------------------------------------  -----------------------------------------------------------      ---      -----------
Stephen L. Way......................  Mr. Way is the founder of the Company and has served as a            48         1974
                                      Director, Chairman of the Board of Directors and Chief
                                      Executive Officer of the Company since its organization. He served as President from the Company's founding until May,
                                      1996. Mr. Way has also served as a Director, Chairman of
                                      the Board of Directors and President of Houston Casualty
                                      Company (HCC), the Company's principal insurance company
                                      subsidiary since its organization in 1981.

James M. Berry......................  Mr. Berry has served as a Director of the Company since              66         1992
                                      March, 1992 and as a Director of HCC from December, 1993 to
                                      May, 1996. Mr. Berry is the retired Vice Chairman of
                                      NationsBank of Texas, N.A., a wholly owned subsidiary of
                                      NationsBank N.A., having served in such capacity from
                                      August, 1988 until December, 1992. He was Corporate
                                      Executive Vice President of NCNB of North Carolina from
                                      1983 to 1988. Mr. Berry also serves as a Director of
                                      Williams-Sonoma, Inc., San Francisco, California.

Patrick B. Collins..................  Mr. Collins is a retired Partner of the international                68         1993
                                      accounting firm of Coopers & Lybrand L.L.P. where he held
                                      that position from 1967 through 1991. Mr. Collins was
                                      appointed as a Director of the Company in December, 1993
                                      and was a Director of HCC from the same date to May, 1996.
                                      Mr. Collins is a member of the Audit Committee and the
                                      Compensation Committee.

                                                                                                                 SERVED AS
                                                         PRINCIPAL OCCUPATION                                    DIRECTOR
NAME                                                  DURING THE PAST FIVE YEARS                       AGE         SINCE
------------------------------------  -----------------------------------------------------------      ---      -----------
J. Robert Dickerson.................  Mr. Dickerson has served as a Director of the Company since          55         1981
                                      its organization and is a member of the Audit Committee and the Compensation Committee. He served as a Director of HCC from its organization in 1981 through December 31, 1990 and was re-elected as a Director of HCC in December, 1993 until
                                      May, 1996. Mr. Dickerson is an attorney. From May, 1991 to
                                      August, 1993 he was a member in the law firm of Dickerson,
                                      Carmouche & Jones, A Professional Corporation.

Edwin H. Frank, III.................  Mr. Frank has served as a Director of the Company since              47         1993
                                      May, 1993 and as a Director of HCC from December, 1993
                                      until May, 1996. Mr. Frank is the President of Underwriters
                                      Indemnity Company and Planet Indemnity Company having
                                      served in such capacities since 1985. Both companies are
                                      property and casualty insurance companies. Mr. Frank also
                                      serves as a Director of Texas Commerce Bank-- Greenway
                                      Plaza.

Allan W. Fulkerson..................  Mr. Fulkerson is President of Century Capital Management,            63       --
                                      Inc., an investment management firm which specializes in
                                      the insurance industry. In addition, he has been Chairman
                                      of Century Shares Trust, a mutual fund which invests
                                      exclusively in the stocks of larger insurance companies and banks since 1976. Mr. Fulkerson is a Director of Mutual
                                      Risk Management, Ltd., Risk Capital Holdings, Inc., Terra
                                      Nova (Bermuda) Holdings, Ltd. and Wellington Underwriting
                                      PLC.

Walter J. Lack......................  Mr. Lack has been a Director of the Company since its                49         1985
                                      organization and has also served as a Director of HCC from
                                      October, 1985 until May, 1996. Mr. Lack is an attorney and a shareholder in the law firm of Engstrom, Lipscomb & Lack, a professional corporation in Los Angeles, California.

                                                                                                                 SERVED AS
                                                         PRINCIPAL OCCUPATION                                    DIRECTOR
NAME                                                  DURING THE PAST FIVE YEARS                       AGE         SINCE
------------------------------------  -----------------------------------------------------------      ---      -----------
Stephen J. Lockwood.................  Mr. Lockwood was elected President of the Company in May,            49         1985
                                      1996 in connection with the Company's acquisition of the
                                      Company he founded, LDG Management Company, Incorporated
                                      (LDG). He has been Chairman, President and Chief Executive
                                      Officer of LDG since 1988. Mr. Lockwood served as a
                                      Director of the Company from its inception to May, 1993,
                                      but did not stand for re-election in 1993 due to business
                                      commitments. Mr. Lockwood was reappointed as a Director of the Company in December, 1993 to fill a vacancy. He also
                                      has served as a Director of HCC since October, 1985.

Hugh T. Wilson......................  Mr. Wilson has served as a Director of the Company since             66         1981
                                      its organization and is a member of the Audit Committee and the Compensation Committee. He served as a Director of HCC since its organization in 1981 until May, 1996. Mr. Wilson is President of AON Risk Services of Texas, Inc., an
                                      international insurance broker and subsidiary of AON
                                      Corporation, having served in this capacity since October,
                                      1987.

INFORMATION REGARDING EXECUTIVE OFFICERS WHO ARE NOT NOMINEES FOR DIRECTORS

                                                                                                                 SERVED AS
                                                         PRINCIPAL OCCUPATION                                     OFFICER
NAME                                                  DURING THE PAST FIVE YEARS                       AGE         SINCE
------------------------------------  -----------------------------------------------------------      ---      -----------
Frank J. Bramanti...................  Mr. Bramanti has served as Executive Vice President,                 40         1981
                                      Secretary and Chief Financial Officer of the Company since its organization and as a Director from its organization
                                      until May, 1996. Mr. Bramanti has also served as Executive
                                      Vice President of HCC since September, 1994, and as a
                                      Director of HCC from March, 1982 to December, 1988 and from
                                      December, 1990 to the present.

Mark A. Buechler....................  Mr. Buechler was elected Vice President of the Company in            45         1996
                                      December, 1996. He was Vice President and Controller of HCC
                                      from May, 1989 to May, 1996. Mr. Buechler is a certified
                                      public accountant and a member of the AICPA and Texas
                                      Society of Certified Public Accountants.

                                                                                                                 SERVED AS
                                                         PRINCIPAL OCCUPATION                                     OFFICER
NAME                                                  DURING THE PAST FIVE YEARS                       AGE         SINCE
------------------------------------  -----------------------------------------------------------      ---      -----------
Wasef S. Jabsheh....................  Mr. Jabsheh was elected Executive Vice President of the              52         1995
                                      Company in December, 1995 and served as a Director of the
                                      Company from December, 1994 until May, 1996. He founded IMG
                                      Insurance Company Ltd. in 1991, was a majority shareholder and has served as Chairman of the Board of Directors,
                                      President and Chief Executive Officer since its founding.
                                      Mr. Jabsheh founded Middle East Insurance Brokers Ltd. in
                                      1989, was sole beneficial shareholder and has served as
                                      Chairman of the Board of Directors, President and Chief
                                      Executive Officer since its inception.

Peter B. Smith......................  Mr. Smith was elected Vice President of the Company in               38         1990
                                      January, 1993, Executive Vice President in December, 1994
                                      and served as a Director of the Company from May, 1994
                                      until May, 1996. Mr. Smith has served as Executive Vice
                                      President of HCC since January, 1993, Senior Vice President of HCC from September, 1990 to December, 1992, and has
                                      served as President of HCC Underwriters, A Texas
                                      Corporation from April, 1992 to date. Mr. Smith has served as a Director of HCC from December, 1990 to December, 1993 and from August, 1994 to date.

Walter L. Suydam....................  Mr. Suydam was elected Senior Vice President of the Company          52         1996
                                      in May, 1996. He has been Executive Vice President of LDG
                                      since 1989. Mr. Suydam has served as a Director of HCC
                                      since May, 1996.

L. Edward Tuffly....................  Mr. Tuffly was elected Senior Vice President and Treasurer           52         1994
                                      of the Company in December, 1994 and served as a Director
                                      from December, 1994 until May, 1996. He was also elected
                                      Senior Vice President, Treasurer and a Director of HCC in
                                      December, 1994. Prior to that, he was a partner in the tax department of Coopers & Lybrand L.L.P. from December, 1988 to December, 1994. Mr. Tuffly is a CPA and was a former
                                      member of the Auditing Standards Board of the American
                                      Institute of Certified Public Accountants (AICPA).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1996, the Board of Directors met five times. Each incumbent Director attended 75% or more of the Board Meetings. The Board of Directors has standing Audit and Compensation Committees. It does not have a standing Nominating Committee.

AUDIT COMMITTEE

    The Audit Committee is composed entirely of outside Directors who are not officers or employees of the Company. In the opinion of the Board, these Directors are independent of management and free of any relationship that would interefere with their exercise of independent judgment as members of this committee. The current members of the Audit Committee are Patrick B. Collins, J. Robert Dickerson, and Hugh T. Wilson. The Audit Committee held three meetings in 1996.

    The Audit Committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company.

COMPENSATION COMMITTEE

    The Board of Directors has a Compensation Committee which consists of three Nonemployee Directors. The current members of the Compensation Committee are Patrick B. Collins, J. Robert Dickerson and Hugh T. Wilson. The Compensation Committee met five times during 1996. The Compensation Committee advises management on matters pertaining to management development and corporate organizational planning; monitors compensation arrangements for management employees for consistency of corporate objectives with the interests of the Company's Shareholders; approves salary and non-salary compensation for management; and otherwise recommends to the Board of Directors bonus programs and administers the Company's stock option plans. See "Report of the Compensation Committee" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of the SEC Regulation S-K. No Executive Officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No Executive Officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No Executive Officer of the Company served as a member of the Compensation Committee. No Executive Officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a Director of the Company.

COMPENSATION OF DIRECTORS

    A Director who is an employee of the Company is not compensated for services rendered as a member of the Board of Directors or any committee of the Board. During 1996, the Nonemployee Directors received cash compensation consisting of a fee of $2,500 for each meeting of the Board of Directors attended. An additional fee of $500 is paid for each Audit or Compensation Committee meeting attended. In addition, each Nonemployee Director received an option to purchase 5,000 shares of the Company's Common Stock. The Company also reimburses its Directors for travel, lodging and related expenses incurred in attending Board or committee meetings. Each Nonemployee Director will receive a yearly option to acquire 5,000 shares of the Company's Common Stock at a price to be determined in accordance with the 1996 Nonemployee Director Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Underwriters Indemnity Holdings, Inc. ("UIHI") is a property and casualty insurance group whose controlling shareholder, Mr. Frank, is a Director of the Company. During 1996, HCC purchased 9.3% of UIHI, from unrelated parties. HCC is in the process of increasing its ownership to approximately 20.7% through additional purchases of stock from unrelated parties. In 1996, HCC ceded $16.3 million in written premium to UIHI. As of December 31, 1996, HCC had ceded unearned premium of $9.1 million and reinsurance recoverables of $3.5 million due from UIHI and reinsurance balances payable of $3.8 million due to UIHI. In addition, during 1996, HCC assumed $871,000 in written premium from UIHI and had $663,000 in outstanding losses due UIHI as of December 31, 1996.

    The law firm of Engstrom, Lipscomb & Lack, A Professional Corporation, represents the Company and certain of its insureds regarding claim-related matters. Mr. Lack, a Director of the Company, is a shareholder of the firm. The Company paid a total of $34,000 during 1996 to Engstrom, Lipscomb & Lack for services rendered.

    In May, 1996 the Company merged with LDG in exchange for 6,250,000 shares of the Company's Common Stock. Mr. Lockwood, a Director of the Company at the time of the merger, owned 80% of the stock of LDG and received 5,000,000 shares of the Company's Common Stock and Mr. Suydam, who owned 20% of the stock of LDG, received 1,250,000 shares of the Company's Common Stock. Mr. Lockwood transferred 1,058,435 shares to certain employees of LDG in connection with the acquisition of LDG by the Company, for which the Company recorded a tax deductible compensation charge of $24.0 million and received a $9.6 million tax benefit.

    In June 1994, the Company entered into an arrangement with an entity owned by Mr. Way, pursuant to which the Company pays the operating expenses for providing transportation services to the Company. The Company, however, provides its own employees to operate the equipment. During 1996, the Company paid $996,000 to this entity. None of these funds were paid directly to Mr. Way.

    In the opinion of management, the terms or such arrangements are fair and reasonable and as favorable to the Company as could have been obtained from a wholly unrelated party.

    There are no family relationships among the Executive Officers and Directors, and there are no arrangements or understandings between any officer or any other person pursuant to which that officer was elected.

SECTION 16(a) BENEFICIAL OWERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, Directors and Shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Directors and Executive Officers, all persons subject to the reporting requirements of Section 16(a) filed a required report on a timely basis with the exception of Mark A. Buechler who inadvertently failed to timely file a Form 3 and Stephen L. Way who inadvertently failed to timely report the cancellation of a stock option and the receipt of another stock option. Mr. Buechler's Form 3 and Mr. Way's amended Form 4 have been filed.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other five most highly compensated Executive Officers for 1996, 1995 and 1994. All share figures have been adjusted to reflect the five-for-two stock split, issued in the form of a dividend, distributed to Shareholders on May 15, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                           -------------------
                                                                                                 AWARDS
                                                              ANNUAL COMPENSATION          -------------------
                                                      -----------------------------------      SECURITIES
                                                                            OTHER ANNUAL       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR      SALARY      BONUS    COMPENSATION    OPTIONS/SARS (#)     COMPENSATION
-----------------------------------------  ---------  ---------  ---------  -------------  -------------------  --------------
Stephen L. Way...........................       1996  $ 600,000  $ 420,615   $  99,303(1)          --            $  36,118(1)
  Chairman of the Board of                      1995    600,000    400,000     110,286(2)         125,000           54,070(2)
  Directors and                                 1994    600,000    271,000      76,247(3)          23,600           35,202(3)
  Chief Executive Officer

Stephen J. Lockwood(4)...................       1996    606,557     --          17,056(5)          --                5,977(5)
  Chairman of the Board of                      1995     --         --           --                --                 --
  Directors, President and                      1994     --         --           --                --                 --
  Chief Executive Officer of LDG

Wasef S. Jabsheh(6)......................       1996    550,000     --          20,400(7)          --                9,240(7)
  Chairman of the Board of                      1995    500,000     50,000       --                25,000             --
  Directors, President and                      1994    125,000     --           --                --                 --
  Chief Executive Officer of IMG

Walter L. Suydam(4)......................       1996    363,934     --           9,853(8)          --                6,941(8)
  Executive Vice President                      1995     --         --           --                --                 --
  of LDG                                        1994     --         --           --                --                 --

Peter B. Smith...........................       1996    250,000     56,210      25,782(9)          --               10,810(9)
  Executive Vice President                      1995    180,000    100,000      25,758(10)         75,000           10,080(10)
                                                1994    165,000     75,000      26,118(11)         20,000            5,649(11)

Frank J. Bramanti........................       1996    250,000     41,706      27,189(12)         --               11,350(12)
  Executive Vice President, Secretary           1995    190,000    191,627      27,728(13)         75,000           10,637(13)
  and Chief Financial Officer                   1994    180,000    133,216      28,452(14)         16,250            6,292(14)

------------------------

(1) Other annual compensation for 1996 includes personal travel expenses of $23,256; automobile expenses of $34,570; and miscellaneous personal expenses of $41,477. All other compensation for 1996 includes life and disability insurance premiums of $27,118 and contributions of $9,000 by the Company under the Company's 401(k) Plan. In addition, $108,600 of interest accrued on Mr. Way's deferred compensation.

(2) Other annual compensation for 1995 includes personal travel expenses of $33,500: automobile expenses of $35,068: and miscellaneous personal expenses of $41,718. All other compensation for 1995 includes life and disability premiums of $45,070, and contributions of $9,000 by the Company under the Company's 401(K) plan. The Compensation Committee granted Mr. Way $750,000 deferred compensation payable in 10 years or upon retirement and bears interest at 6% per annum. In addition, $60,000 of interest accrued on Mr. Way's deferred compensation.

(3) Other annual compensation for 1994 includes personal travel expenses of $13,118; automobile expenses of $35,069; and miscellaneous personal expenses of $28,060. All other compensation for 1994 includes life and disability premiums of $30,582 and contributions of $4,620 by the Company under the Company's 401(k) Plan.

    In addition, the Compensation Committee granted Mr. Way $1,000,000 deferred compensation payable in 10 years or upon retirement and bears interest at 6% per annum.

(4) Includes all compensation paid to Mr. Lockwood and Mr. Suydam from May 24, 1996, the effective date of the acquisition of LDG. For information concerning the Company's acquisition of LDG, see "Certain Relationships and Related Transactions".

(5) Other annual compensation for 1996 was automobile expenses of $17,056. All other compensation for 1996 includes life and disability premiums of $518 and contributions of $5,459 by the Company under the Company's 401(k) Plan.

(6) Includes all compensation paid to Mr. Jabsheh from October 1, 1994, the effective date of the acquisitions of IMG Insurance Company Ltd. and Middle East Insurance Brokers, Ltd.

(7) Other annual compensation for 1996 was automobile expenses of $20,400. All other compensation for 1996 was contributions of $9,240 by the Company under the Company's 401(k) Plan.

(8) Other annual compensation for 1996 was automobile expenses of $ 9,853. All other compensation for 1996 was life, health and disability premiums of $1,482 and contributions of $5,459 by the Company under the Company's 401(k) Plan.

(9) Other annual compensation for 1996 includes automobile expenses of $25,379 and miscellaneous personal expenses of $403. In addition, all other compensation for 1996 includes life and disability premiums of $1,810 and contributions of $9,000 by the Company under the Company's 401(k) plan.

(10) Other annual compensation for 1995 includes automobile expenses of $25,372 and miscellaneous personal expenses of $386. In addition, all other compensation for 1995 includes life and disability premiums of $1,080 and contributions of $9,000 by the Company under the Company's 401(k) plan.

(11) Other annual compensation for 1994 includes automobile expenses of $25,404 and miscellaneous personal expenses of $714. In addition, all other compensation for 1994 includes life and disability premiums of $1,029 and contributions of $4,620 by the Company under the Company's 401(k) plan.

(12) Other annual compensation for 1996 includes automobile expenses of $25,752; and miscellaneous personal expenses of $1,437. All other compensation for 1996 includes life and disability premiums of $2,350 and contributions of $9,000 by the Company under the Company's 401(k) Plan.

(13) Other annual compensation for 1995 includes automobile expenses of $26,494; and miscellaneous personal expenses of $1,234. All other compensation for 1995 includes life and disability premiums of $1,637 and contributions of $9,000 by the Company under the Company's 401(k) Plan.

(14) Other annual compensation for 1994 includes automobile expenses of $26,262; and miscellaneous personal expenses of $2,190. All other compensation for 1994 includes life and disability premiums of $1,672 and contributions of $4,620 by the Company under the Company's 401(k) Plan.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table shows stock options exercised by Executive Officers during 1996, including the aggregate value of gains on the date of exercise. In addition this table includes the number of shares covered by both exercisable and non-exercisable stock options as of the end of 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock. All share figures have been adjusted to reflect the five-for-two stock split, issued in the form of a dividend, distributed to shareholders on May 15, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION/SAR VALUES(2)

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                                SHARES                    OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END(1)
                              ACQUIRED ON      VALUE      --------------------------  ---------------------------
NAME                           EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------  -----------  -------------  -----------  -------------  ------------  -------------
Stephen L. Way..............           0              0      129,367        258,133   $  1,611,342   $ 3,221,978
Stephen J. Lockwood.........           0              0        5,000          7,500         78,500       117,750
Wasef S. Jabsheh............           0              0       20,834         41,666        243,758       487,492
Walter L. Suydam............           0              0            0              0              0             0
Peter B. Smith..............      74,125    $   840,952      205,250        183,125      3,559,305     2,472,431
Frank J. Bramanti...........       3,888         80,268      127,364        181,248      1,985,891     2,457,456

------------------------

(1) The values were determined on the basis of the closing stock price of $24.00 at fiscal year end December 31, 1996, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options.

(2) There were no options granted to Executive Officers in 1996 and, therefore, the table reflecting such grants has been omitted. However, in January, 1997 the following options were granted to the Executive Officers listed in the Summary Compensation Table: Stephen L. Way--387,500 shares; Stephen J. Lockwood--137,500 shares; Wasef S. Jabsheh--75,000 shares; Walter L. Suydam-- 45,000 shares; Peter B. Smith--45,000 shares; and Frank J. Bramanti--45,000 shares.

                      REPORT OF THE COMPENSATION COMMITTEE

    During 1996, the Compensation Committee (the "Committee") consisted of Patrick B. Collins, J. Robert Dickerson and Hugh T. Wilson.

    All decisions by the Committee relating to the compensation of the Company's Executive Officers are reviewed and approved by the full Board of Directors except for decisions concerning grants under the Company's 1992 Option Plan and the 1995 Flexible Incentive Plan which must be made solely by the Committee in order for the grants to satisfy certain requirements under the Securities Exchange Act of 1934.

    The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include creating and then preserving strong financial performance, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing overall industry market conditions.

    The available forms of executive compensation include base salary, cash bonus awards and stock options. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of business objectives when determining Executive Officer compensation. An additional objective of the Compensation Committee has been to reward Executive Officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill shareholder considerations and values in the actions of all the employees and Executive Officers.

    Compensation paid to Executive Officers is based upon a Company wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Stock option awards are used to reward Executive Officers and to retain them through the potential of capital gains and equity buildup in the Company. The number of stock options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long term growth and profitability. The Board of Directors believes the award of options represents an effective incentive to create value for the shareholders.

    The Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified officers. Compensation for each of the Executive Officers, as well as other officers, consists of three basic elements: base salary, cash bonuses and long-term incentive compensation. The base salaries have been fixed at levels which the Committee believes are comparable to those of executives of similar status in the property and casualty insurance industry. Each Executive Officer is also eligible to receive an annual bonus dependent upon the Company's success as well as an assessment of the performance and contribution of each Executive Officer of the Company for the year. The Committee feels that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management and Shareholder interests in the enhancement of Shareholder value.

    The Committee reviews base salary and annual bonus recommendations made by the Chief Executive Officer based upon his assessment of the performance of individual Executive Officers and his assessment of each officer's past performance and expectation as to future contributions. The Committee then formulates its own recommendations which are submitted for approval to the Board of Directors. The Chief Executive Officer and other Executive Officers also make recommendations to the Committee concerning the grant of stock options to other officers.

    During 1996, stock options covering 282,500 shares of Common Stock were granted to 8 officers of the Company and its subsidiaries. No stock options were granted to Executive Officers of the Company listed in the Summary Compensation Table during 1996. However, in January, 1997 stock options covering 1,064,000 shares of Common Stock were granted to 8 Executive Officers, 54 other officers and 19 employees of the Company and its subsidiaries.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The base salary of the Chief Executive Officer was established at the beginning of 1996 and his bonus of $420,615 for 1996 was paid during December, 1996. As with other Executive Officers of the Company, the Committee did not follow any specific formula nor any predetermined financial performance measures to calculate the Chief Executive Officer's total compensation for 1996. The Committee believes the Chief Executive Officer's cash compensation for 1996 is warranted by the Company's continuing outstanding performance under his leadership. The Company's underwriting experience continues to be exceptional and during 1996 the Company's combined ratio was 72.0% as compared with the industry's average of 105.9%. This places the Company's performance at the uppermost performance levels, a position it has maintained since 1992. In addition, the Company's assets increased by 9% during 1996 and shareholders' equity increased by 23%. Total shares outstanding increased by 6.4 million shares or 22% during 1995 and 1996, while the Company experienced no dilution in book value or earnings per share for the period or during either year.

    During 1996, the Company's stock price per share increased 62% as compared to the 19% increase in the NYSE Composite Index during 1996.

    Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and the four other most highly compensated Executive Officers. The Company believes that Section 162(m) does not apply to stock options currently outstanding or subsequently granted under the Company's existing stock option plans.

    Section 162(m) further provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this statute. The Company does not currently intend to structure the discretionary annual bonus for Executive Officers to comply with Section 162(m). Such bonuses do not meet Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." Therefore, the Committee believes the annual discretionary bonuses, as currently structured, better serve the interests of the Company's Shareholders, by allowing broader discretion in recognizing an Executive Officer's contribution and performance.

    In connection with the compensation of the Company's Executive Officers, the Committee is aware of Section 162(m) of the Code as it relates to deductibility of qualifying compensation paid to Executive Officers. The Committee believes that compensation to be paid in 1997 may exceed the deductibility limitations on non-excluded compensation to certain of the Company's Executive Officers.

                                          Patrick B. Collins
                                          J. Robert Dickerson
                                          Hugh T. Wilson

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for an investment of $100 made on October 27, 1992 in the Common Stock of the Company, the NYSE Composite Index and the NASDAQ Insurance Stock Index. The graph assumes that all dividends were reinvested. Although the SEC requires the Company to present such a graph for a five-year period, the Common Stock of the Company has only been publicly traded since October 27, 1992 and, as a result, the following graph commences as of such date.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            HCC INSURANCE    NYSE COMPOSITE     NASDAQ INSURANCE
            Holdings, Inc.              Index          Stock Index
10/27/92               100                100                  100
12/31/92               169                104                  111
12/31/93               254                113                  119
12/31/94               263                109                  112
12/31/95               463                143                  159
12/31/96               752                171                  181

                 PROPOSAL II--PROPOSAL TO APPROVE THE COMPANY'S
                          1997 FLEXIBLE INCENTIVE PLAN

    In March, 1997, the Board of Directors approved the 1997 Flexible Incentive Plan (the "Flexible Plan") to become effective as of June 1, 1997, subject to the approval of Shareholders. A copy of the Plan is attached hereto as Exhibit "A". The description of the Flexible Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit "A", which contains the complete text of the Flexible Plan.

    The purposes of the Flexible Plan are to enable the Company to attract, motivate and retain highly talented officers and employees by enabling the Company to make awards that recognize the creation of long-term value for the Company's Shareholders and promote the continued growth and success of the Company. To accomplish this purpose, the Flexible Plan provides for the granting to eligible persons of stock options, stock appreciation rights, restricted stock, performance awards, performance stock, dividend equivalent rights and any combination thereof. The Board of Directors deems the Flexible Plan to be in the best interests of the Company in view of the flexibility the options will provide to the Board of Directors to retain and attract key officers and employees.

AVAILABLE SHARES

    The aggregate number of shares of Common Stock which may be issued under the Flexible Plan (or with respect to which awards may be granted) shall not exceed 2,000,000 shares. Shares issued under the Flexible Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. Any shares of Common Stock subject to a stock option or stock appreciation right that are not issued prior to the expiration of such awards, or any restricted stock or performance shares that are forfeited, will again be available for award under the Flexible Plan. In the event that shares of Common Stock are delivered to the Company in payment of the exercise price with respect to any stock option granted under the Flexible Plan, the number of shares available for future awards under the Flexible Plan will be reduced only by the net number of shares issued.

PERSONS ELIGIBLE TO PARTICIPATE

    Eligibility for participation in the Flexible Plan is confined to key employees of the Company and its subsidiaries, as determined by the Board of Directors or its designated Compensation Committee (the "Committee") in its sole discretion. Unless otherwise employed by the Company, Nonemployee Directors are not entitled to participate in the Flexible Plan.

ADMINISTRATION

    The Committee administers the Flexible Plan and has broad powers under the Flexible Plan to, among other things, administer and interpret the Flexible Plan, establish guidelines for the Flexible Plan's operation, select persons to whom awards are to be made under the Flexible Plan, determine the types, sizes and combinations of awards to be granted under the Flexible Plan, and determine other terms and conditions of an award. In addition, except as set forth below under "Amendment and Termination," the Committee also has the power to modify or waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards. The Committee may also determine whether, and to what extent and under what conditions to provide loans to eligible participants to purchase Common Stock under the Flexible Plan. In addition, the Committee has the power to modify the terms of existing awards.

TYPES OF AWARDS

    The Flexible Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, either in tandem with stock options or freestanding; (3) restricted stock awards; (4) performance shares; (5) performance units; (6) dividend equivalent rights; and (7) other stock-based awards. Each of these types of awards is discussed in more detail below. Awards may be granted singly, in combination or in tandem, as determined by the Committee. The specific amount of awards to be received by or allocated to the officers or employees or any other participant under the Flexible Plan is in the discretion of the Committee and is therefore not determinable for future periods.

    STOCK OPTIONS. Under the Flexible Plan, the Committee may grant awards in the form of options to purchase shares of the Company's Common Stock. Options may be in the form of incentive stock options or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which, for incentive stock options, shall not exceed ten years), the exercise price per share of stock subject to the option (which, for incentive stock options, must be not less than the fair market value of the Common Stock at the time of grant), the vesting schedule (if any) and the other material terms of the option. Any option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Non-qualified stock options may have an exercise price that is less than fair market value (but not less than the par value of the Common Stock).

    The option price upon exercise may, to the extent determined by the Committee at or after the time of grant, be paid by the Optionee in cash, in shares of Common Stock owned by the Optionee, in shares of stock awarded under the Flexible Plan, including restricted stock, by a reduction in the number of shares of Common Stock issuable upon the exercise of the option or by other consideration. The Committee may offer to buy an option previously granted on such terms and conditions as the Committee shall establish.

    Unless the Committee determines otherwise at the time of grant, the Flexible Plan provides that upon termination of employment by reason of death or disability, stock options will fully vest and will be exercisable for one year or until the end of the option term, whichever is shorter. Unless the Committee determines otherwise at the time of grant or thereafter, the Flexible Plan provides that upon termination of employment for any reason other than death or disability, stock options, to the extent vested, will be exercisable for two months, or until the end of the option term, whichever is shorter.

    STOCK APPRECIATION RIGHTS ("SARS"). The Flexible Plan authorizes the Committee to grant SARs either with a stock option ("Tandem SARs") or independent of a stock option ("Non-Tandem SARs"). An SAR is a right to receive a payment either in cash or Common Stock, as the Committee may determine, equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the reference price per share of Common Stock established in connection with the grant of the SAR. The reference price per share covered by an SAR will be the per share exercise price of the related option in the case of a Tandem SAR and will be a percentage designated by the Committee of the per share fair market value of the Common Stock on the date of grant (or any other date chosen by the Committee) in the case of a Non-Tandem SAR.

    A Tandem SAR may be granted at the time of the grant of the related stock option or, if the related stock option is a non-qualified stock option, at any time thereafter during the term of the stock option. A Tandem SAR generally may be exercised at and only at the times and to the extent the related stock option is exercisable. A Tandem SAR is exercised by surrendering the same portion of the related option. A Tandem SAR expires upon the termination of the related stock option.

    A Non-Tandem SAR will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem SAR may have a term of no longer than ten years from its date of grant. A Non-Tandem SAR is subject to acceleration of vesting or immediate termination in certain circumstances, in the same manner as discussed above in the case of stock options.

    The Committee is also authorized to grant "limited SARs," either as Tandem SARs or Non-Tandem SARs. Limited SARs would become exercisable only upon the occurrence of a "Change in Control" (as defined in the Flexible Plan) or such other event as the Committee may designate at the time of grant or thereafter.

    RESTRICTED STOCK AWARDS. The Flexible Plan authorizes the Committee to grant awards in the form of restricted shares of Common Stock. These awards may be in such amounts and subject to such terms and conditions as the Committee may determine, including, but not limited to, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including whether non-vested shares are forfeited or vested upon termination of employment). The

Committee may award performance-based shares of restricted stock by conditioning the grant, vesting or the release, expiration or lapse of restrictions of such restricted stock, or the acceleration of any of such conditions, upon the attainment of specified performance goals or such other factors as the Committee may determine.

    PERFORMANCE SHARES. The Flexible Plan permits the granting of "performance shares," consisting of the right to receive Common Stock, restricted stock or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee. These awards may be in such number of shares and subject to such additional terms and conditions as the Committee may determine, including, but not limited to, the criteria to be used to determine the vesting of performance shares and whether performance shares are forfeited or vest upon termination of employment during the performance period. The Committee may condition the grant of performance shares upon the attainment of specified performance goals, such as the Company's achievement of certain earnings levels or the Company's performance (or the performance of its stock) measured against the performance of its competition, or such other facts as the Committee may determine.

    PERFORMANCE UNITS. The Flexible Plan permits the granting of "performance units," consisting of the right to receive a fixed dollar amount payable in cash, Common Stock or restricted stock, or any combination thereof, as the Committee may determine, at the end of a performance cycle established by the Committee. Except for the fact that the award is denominated in dollars rather than shares, the provisions of the Flexible Plan regarding performance units are substantially similar to those regarding performance shares, as described above.

    DIVIDEND EQUIVALENT RIGHTS. The Committee may, in its discretion, provide that any stock option, restricted stock, performance shares or units or other stock-based awards under the Flexible Plan may earn dividend equivalent rights. In respect of any such award which is outstanding on a dividend record date for Common Stock, the Committee may credit the Optionee with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies thereof, shall be established by the Committee.

    OTHER STOCK-BASED AWARDS. The Flexible Plan also permits other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are payable in cash or Common Stock, or otherwise based on Common Stock. The terms and conditions of any such awards will be determined by the Committee, including, but not limited to, the price, if any, and the vesting schedule, if any. The Committee may provide for the grant of Common Stock under such an award upon the completion of a specified performance period.

PAYMENT FOR AWARDS

    The purchase price of any shares of Common Stock purchased pursuant to the exercise of an award granted under the Flexible Plan shall be payable in full on the exercise date in cash, by check, by surrender to the Company of shares of Common Stock of the Company registered in the name of the Optionee, by delivery to the Company of such other lawful consideration as the Committee may determine, or by a combination of the foregoing. Any such shares so surrendered shall be deemed to have a value per share equal to the fair market value of a share of Common Stock on such date.

AMENDMENT AND TERMINATION

    The Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Flexible Plan or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the Flexible Plan, the rights of the Optionee with respect to options or other awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participants; and, provided further, that without the approval of the Shareholders of the Company, no amendment may be made which would materially increase the aggregate number of shares of Common Stock that may be issued under the Flexible Plan; materially change the definition of employees eligible to receive awards under the Flexible Plan; decrease the minimum option price permitted under the Flexible Plan; increase the ten-year maximum option term permitted under the Flexible Plan.

    No award or grant may be made under the Flexible Plan on or after June 1, 2007 (the tenth anniversary of the effective date of the Flexible Plan).

    The Flexible Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1997 FLEXIBLE INCENTIVE PLAN. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

              PROPOSAL III--PROPOSAL TO RATIFY THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

    The Shareholders are asked to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P., an independent certified public accounting firm, to audit the accounts of the Company and its subsidiaries for the fiscal year ended December 31, 1997. Coopers & Lybrand L.L.P. has audited the books of the Company and its subsidiaries since January 1, 1987, and is familiar with the affairs and financial procedures of the Company. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity otherwise than as independent accountants.

    Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER BUSINESS

    The Board of Directors has no knowledge of any other matters to be submitted at the Meeting. If any other matters shall properly come before the Meeting, the persons named in the Proxy will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Any Shareholder proposal intended to be presented for consideration at the 1998 Annual Meeting of Shareholders and to be included in the Company's Proxy Statement must be in proper form and received by the Secretary of the Company at the principal executive offices of the Company by the close of business on December 29, 1997. It is suggested that a proponent submit any proposal by Certified Mail--Return Receipt Requested and all proposals should be sent to the attention of the Secretary.

FORM 10-K

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE FISCAL YEAR ENDED

DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT THE EXHIBITS. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO FRANK J. BRAMANTI, CHIEF FINANCIAL OFFICER, HCC INSURANCE HOLDINGS, INC., 13403 NORTHWEST FREEWAY, HOUSTON, TEXAS 77040-6094. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FORWARDED UPON RECEIPT OF A WRITTEN REQUEST THEREFORE ADDRESSED TO MR. BRAMANTI.

    EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors,

                                                    FRANK J. BRAMANTI
                                                        SECRETARY

Dated April 30, 1997

                                                                     EXHIBIT "A"

                          HCC INSURANCE HOLDINGS, INC.
                          1997 FLEXIBLE INCENTIVE PLAN

1. PURPOSE

    The purposes of HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the "Flexible Plan") are to promote the interests of HCC Insurance Holdings, Inc. and its subsidiaries (together with any successor thereto, the "Company") and its Shareholders by enabling the Company to attract, motivate and retain key employees by offering such key employees performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Shareholders of the Company and promote the Company's long-term growth and success. To achieve these purposes, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other Awards, or any combination thereof.

2. DEFINITIONS

    As used in the Flexible Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

    2.1 "AWARD" shall mean the grant of a stock option, a Stock Appreciation Right, a Restricted Stock, a Performance Award, performance stock, a Dividend Equivalent Right or any other Award under the Flexible Plan.

    2.2 "BOARD" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

    2.3 "CHANGE IN CONTROL" shall mean, after the effective date of the Flexible Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's Shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the Shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

(iii) the Shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    2.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    2.5 "COMMITTEE" shall mean the Stock Option or Compensation Committee, if such a separate committee is appointed by the Board, or, until such time as a separate committee is appointed, it shall mean the Board. If a separate committee is appointed, the Committee shall meet the applicable requirements for "disinterested administration" within the requirements of Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the Flexible Plan. The Board may amend the Flexible Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Flexible Plan is administered in compliance with Rule 16b-3. Initially, the Committee will consist of not less than three (3) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) "disinterested" within the meaning of Rule 16b-3 and (ii) "outside directors," as required under Section 162(m) of the Code and such Treasury Regulations as may be promulgated thereunder. The Board does not meet the applicable requirements of Rule 16b-3.

    2.6 "COMMON STOCK" shall mean the Common Stock, $1.00 par value per share, of the Company.

    2.7 "DESIGNATED BENEFICIARY" shall mean the beneficiary designated by an Optionee in a manner determined by the Committee, to exercise rights of the Optionee in the event of the Optionee's death. In the absence of an effective designation by an Optionee the Designated Beneficiary shall be the Optionee's estate.

    2.8 "DISABILITY" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

    2.9 "DIVIDEND EQUIVALENT RIGHT" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in an Award granting Dividend Equivalent Rights if the Shares subject to such Award were held by the person to whom the Award is made.

    2.10 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    2.11 "FAIR MARKET VALUE" shall mean with respect to the Shares, as of any date, (i) the last reported sales price on any stock exchange on which the Common Stock is traded or, if not reported on such exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange; (ii) if the Common Stock is not listed on a stock exchange or no such quotations are available, the closing price of the Common Stock as reported by the National Market System of the National Association of Securities Dealers, Inc., or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

    2.12 "INCENTIVE STOCK OPTION" shall mean any stock option awarded under the Flexible Plan which qualifies as an "Incentive Stock Option" under Section 422 of the Code or any successor provision.

    2.13 "NON-TANDEM STOCK APPRECIATION RIGHT" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

    2.14 "NON-QUALIFIED STOCK OPTION" shall mean any stock option awarded under the Flexible Plan that does not qualify as an Incentive Stock Option.

    2.15 "OPTIONEE" shall mean any person who has been granted a stock option under the Flexible Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

    2.16 "PERFORMANCE AWARD" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

    2.17 "FLEXIBLE PLAN" shall mean the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan set forth herein.

    2.18 "RESTRICTED STOCK" shall mean any Award of Shares under the Flexible Plan that are subject to restrictions or risk of forfeiture.

    2.19 "RETIREMENT" shall mean termination of employment other than discharge for cause, after age 65 or on or before age 65 if pursuant to the terms of any retirement plan maintained by the Company or any of its Subsidiaries in which such person participates.

    2.20 "SHARES" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

    2.21 "STOCK APPRECIATION RIGHT" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or such other value as may be specified in the agreement granting the Stock Appreciation Right).

    2.22 "SUBSIDIARY" shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

    2.23 "TANDEM STOCK APPRECIATION RIGHT" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

3. ADMINISTRATION OF THE FLEXIBLE PLAN

    3.1 COMMITTEE. The Flexible Plan shall be administered and interpreted by the Committee.

    3.2 AWARDS. Subject to the provisions of the Flexible Plan and directions from the Board, the Committee is authorized to:

    (a) determine the persons to whom Awards are to be granted;

    (b) determine the types and combinations of Awards to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

    (c) conclusively interpret the provisions of the Flexible Plan;

    (d) prescribe, amend and rescind the rules and regulations relating to the Flexible Plan or make individual decisions as questions arise, or both;

    (e) determine whether, to what extent and under what circumstances to provide loans from the Company to participants to purchase Shares subject to Awards under the Flexible Plan, and the terms and conditions of such loans;

    (f) rely upon employees of the Company for such clerical and recordkeeping duties as may be necessary in connection with the administration of the Flexible Plan; and

    (g) make all other determinations and take all other actions necessary or advisable for the administration of the Flexible Plan.

    3.3 PROCEDURES. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the Flexible Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

4. SHARES SUBJECT TO FLEXIBLE PLAN

    4.1 LIMITATIONS. The maximum number of Shares that may be issued with respect to Awards under the Flexible Plan shall not exceed 2,000,000 unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. The Shares issued pursuant to the Flexible Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

    4.2 CHANGES. To the extent that any Award under the Flexible Plan, shall be forfeited, shall expire or shall be cancelled, in whole or in part, then the number of Shares covered by the Award or stock option so forfeited, expired or cancelled may again be awarded pursuant to the provisions of the Flexible Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Flexible Plan, the number of Shares available for future Awards under the Flexible Plan shall be reduced only by the net number of Shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the Flexible Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the Flexible Plan. Awards will not reduce the number of Shares that may be issued pursuant to the Flexible Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

5. ELIGIBILITY

    Eligibility for participation in the Flexible Plan shall be confined to those persons who are employed by the Company, and who are officers of the Company, or who are in managerial or other key positions within the Company or are otherwise valuable employees of the Company. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Flexible Plan.

6. STOCK OPTIONS

    6.1 GRANTS. The Committee may grant stock options alone or in addition to other Awards granted under the Flexible Plan to any eligible officer or other key employee. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms and conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option, consistent with the provisions of the Flexible Plan. The Optionee and the Company shall enter into option agreements for Incentive Stock Options and Non-Qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

    The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

    6.2 OPTION PRICE. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option.

    6.3  INCENTIVE STOCK OPTIONS LIMITATIONS.

    (a) In no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any Incentive Stock Options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this subsection 6.3(a) be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

    (b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and the term of such Incentive Stock Option shall not exceed five (5) years.

    6.4 OPTION TERM. Subject to subsection 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. Furthermore, no stock option may be exercised unless, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of his or her stock option, employed by the Company, except that:

    (a) A stock option may, to the extent vested, be exercised within the period of two months after the date the Optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided that the option agreement may designate a longer exercise period and that the exercise after such two-month period shall be treated as the exercise of a Non-Qualified Stock Option under the Flexible Plan;

    (b) If the Optionee dies within two months of the Optionee ceasing to be an employee of the Company, the stock option may, to the extent vested and previously unexercised, be exercised by the Optionee's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter); and

    (c) If the Optionee dies while in the employ of the Company, the stock option may be exercised by the Optionee's Designated Beneficiary for the full number of shares or any portion thereof except as to the issuance of fractional shares, to the full extent of the option, less any previously exercised shares, at any time within the period of one year after the date of death of the Optionee (or within such lesser period as may be specified in the applicable option agreement, whichever is shorter); and

    (d) If the Optionee ceases to be an employee of the Company by reason of the Optionee's Disability, the stock option may be exercised by the Optionee for the full number of shares or any portion thereof except as to the issuance of fractional shares, to the full extent of this option less any previously exercised shares at any time within the period of one year after the date of Disability of the Optionee (or within such lesser period as maybe specified in the applicable option agreement, whichever is shorter).

    6.5  VESTING OF STOCK OPTIONS.

    (a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee. The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

    (b) In the event of the dissolution or liquidation of the Company, each stock option granted under the Flexible Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no other effect.

    (c) In the event of a Reorganization (as defined in Section 2.3 hereof):

        (1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of subsection 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

        (2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Flexible Plan which are then available to be awarded under the Flexible Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

        (3) In the event of a Change in Control of the Company, all stock options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, as amended, would result in an "excess parachute payment" as defined in such section as well as an excise tax imposed by Section 4999 of the Code, such options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee, in its sole discretion, shall otherwise determine, and which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee.

    6.6  EXERCISE OF STOCK OPTIONS.

    (a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

        (1) in cash (including check, bank draft or money order); or

        (2) by the delivery of Shares having a Fair Market Value equal to the aggregate option rate;

        (3) by a combination of cash and Shares; or

        (4) by other consideration deemed acceptable by the Committee in its sole discretion.

    (b) The amount, as determined by the Committee, of any Federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied by payment by the Optionee to the Company of the amount of such withholding obligation in cash or other consideration acceptable to the Committee in its sole discretion.

    (c) An Optionee shall not have any of the rights of a Shareholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a Shareholder of record by the Company's transfer agent, upon due exercise of the option.

    6.7 DATE OF A STOCK OPTION GRANT. The granting of a stock option shall take place only upon the execution and delivery by the Company and an Optionee of an option agreement. Neither any action taken by the Board nor anything contained in the Flexible Plan or in any resolution adopted or to be adopted by the Board or the Shareholders of the Company shall constitute the granting of a stock option under the Flexible Plan.

7. STOCK APPRECIATION RIGHTS

    7.1 GRANTS. The Committee may grant to any eligible employee either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

    7.2 EXERCISABILITY. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Plan Stock Option is exercisable, (ii) expires upon the termination of the related Incentive Stock Option, (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the market price of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and cancelled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

    7.3 CERTAIN LIMITATIONS ON NON-TANDEM STOCK, APPRECIATION RIGHTS. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to subsections 6.4 and 6.5 of the Flexible Plan.

    7.4 LIMITED STOCK APPRECIATION RIGHTS. The Committee is also authorized to grant "Limited Stock Appreciation Rights," either as Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights. Limited Stock Appreciation Rights would become exercisable only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter.

8. RESTRICTED STOCK

    8.1 GRANTS. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). Further, the Committee may award performance-based Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the Flexible Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

    8.2 AWARDS AND CERTIFICATES. Any Restricted Stock issued hereunder may be evidenced such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

9. PERFORMANCE AWARDS

    9.1 GRANTS. A Performance Award may consist of either or both, as the Committee may determine, of (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any eligible employee, for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined at the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

    9.2 TERMS AND CONDITIONS. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ of the Company for a specified period of time, or the Company's performance or the performance of its Common Stock measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

10. DIVIDEND EQUIVALENT RIGHTS

    The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms a conditions different from such other Award.

11. OTHER AWARDS

    The Committee may grant to any eligible employee other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the Flexible Plan. The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

12. COMPLIANCE WITH SECURITIES AND OTHER LAWS

    In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable Federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable Federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

    The value of an Award in Shares shall be adjusted from time to time as follows:

        (a) Subject to any required action by Shareholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.

        (b) Subject to any required action by Shareholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

        (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Flexible Plan.

    To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

    Except as hereinbefore expressly provided in the Flexible Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

    The grant of an Award pursuant to the Flexible Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

14. AMENDMENT OR TERMINATION OF THE FLEXIBLE PLAN

    14.1 AMENDMENT OF THE FLEXIBLE PLAN. Notwithstanding anything contained in the Flexible Plan to the contrary, all provisions of the Flexible Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Flexible Plan may be modified, impaired or cancelled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Flexible Plan may not be amended without approval by the holders of a majority of the Shares of the Company represented and voted at a meeting of the Shareholders (a) to increase the maximum number of Shares subject to the Flexible Plan, (b) to materially modify the requirements as to eligibility for participation in the Flexible Plan, (c) to decrease the minimum exercise price for options, (d) to otherwise materially increase the benefits accruing to persons to whom Awards may be made under the Flexible Plan, as amended, or (e) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify for an exemption or characterization that is deemed desirable by the Board.

    14.2 TERMINATION OF THE FLEXIBLE PLAN. The Board may suspend or terminate the Flexible Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after the tenth anniversary of the adoption of the Flexible Plan. Termination of the Flexible Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

15. AMENDMENTS AND ADJUSTMENTS TO AWARDS

    The Committee may amend, modify or terminate any outstanding Award with the Participants consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Flexible Plan, including, without limitation to change the date or dates as of which (a) an option becomes exercisable or (b) a performance-based Award is deemed earned. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 13 hereof affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Flexible Plan. Any provision of the Flexible Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award. The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.

16. GENERAL PROVISIONS

    16.1 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Flexible Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    16.2 NO RIGHT TO EMPLOYMENT. Nothing in the Flexible Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ of the Company. Further, the Company may at any time dismiss an Optionee in the Flexible Plan from employment, free from any liability or any claim under the Flexible Plan, unless otherwise expressly provided in the Flexible Plan or in any Award agreement. No employee, Optionee or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of employees, participants or holders or beneficiaries of Awards.

    16.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE FLEXIBLE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE FLEXIBLE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

    16.4 SEVERABILITY. If any provision of the Flexible Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Flexible Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Flexible Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Flexible Plan and any such Award shall remain in full force and effect.

    16.5 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Flexible Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

    16.6 HEADINGS. Headings are given to the subsections of the Flexible Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Flexible Plan or any provision thereof.

    16.7 EFFECTIVE DATE. The Flexible Plan shall be effective as of June 1, 1997 after its approval by the holders of a majority of the Shares of the Company represented and voting at the Annual Meeting of Shareholders to be held May 22, 1997. If the Flexible Plan is not approved by the Shareholders at the 1997 Annual Meeting, the Flexible Plan shall be null and void.

    16.8 NON-TRANSFERABILITY OF AWARDS. Awards shall not be transferable otherwise than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder; provided, however, that with the approval of the Committee, Awards other than Incentive Stock Options may be transferred as directed under a qualified domestic relations order. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Award shall be null and void and without effect.

                          HCC INSURANCE HOLDINGS, INC.
            ANNUAL MEETING OF SHAREHOLDERS--TO BE HELD MAY 22, 1997
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY
    The undersigned hereby constitutes and appoints ___________________________ and ___________________________ , and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises to each of them, to appear and vote, as designated herein, all shares of stock of the Common Stock of HCC Insurance Holdings, Inc. (the "Company") held of record by the undersigned on April 24, 1997 at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 13403 Northwest Freeway, Houston, Texas 77040 on May 22, 1997, at 9:30 A.M., local time, and at any and all postponements or adjournments thereof (the "Meeting").

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BELOW BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED BELOW, "FOR" PROPOSALS 2, AND 3 AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

1.   Election of Directors
       / / FOR all nominees listed   / / WITHHOLD AUTHORITY TO VOTE
       below (except as                for all nominees listed
         marked to the contrary        below.
       below).

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

 James M. Berry, Patrick B. Collins, J. Robert Dickerson, Edwin H. Frank, III,
                              Allan W. Fulkerson,
      Walter J. Lack, Stephen J. Lockwood, Stephen L. Way, Hugh T. Wilson

2.  Approval of the 1997 Flexible Incentive Plan.

            / / FOR             / / AGAINST             / / ABSTAIN

3. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company.

            / / FOR             / / AGAINST             / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting or postponement or any adjournment thereof.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. on Form 10K for the fiscal year ended December 31, 1996.

                                ---------------------------------------------
                                          SIGNATURE OF SHAREHOLDER
                                ---------------------------------------------
                                          SIGNATURE OF SHAREHOLDER
                                              (if jointly held)

                                     Dated --------------------------- , 1997
                                Note: Please sign exactly as your name
                                appears on this card. On joint accounts each joint holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

    PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.